Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255016
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.001 per share	5,750,000	$138.00	$793,500,000	$86,570.85

(1)
Includes 750,000 shares of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 2, 2021 (File No. 333-255016), was deferred pursuant to rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT
(To prospectus dated April 2, 2021)
Five American Lane
Greenwich, Connecticut 06831
5,000,000 Shares
Common Stock
We are offering 2,500,000 shares of our common stock, par value $0.001 per share. The selling stockholder identified in this prospectus supplement is offering an additional 2,500,000 shares of our common stock, par value $0.001 per share. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder, including any shares the selling stockholder may sell pursuant to the underwriters’ option to purchase additional shares of our common stock.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “XPO.” On June 28, 2021, the last reported sale price of our common stock on the NYSE was $140.61 per share.
Investing in our common stock involves risks. You should read carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement and the “Risk Factors” section contained in the documents incorporated by reference herein before making a decision to invest in our common stock.
	Per Share	Total(2)
Public offering price	$138.00	$690,000,000
Underwriting discounts and commissions(1)	$4.14	$20,700,000
Proceeds, before expenses, to us(2)	$133.86	$334,650,000
Proceeds, before expenses, to selling stockholder(2)	$133.86	$334,650,000

(1)
See “Underwriting” for a description of compensation payable to the underwriters.

(2)
Assumes no exercise of the underwriters’ option to purchase additional shares from us or the selling stockholder as described below.

We have granted the underwriters an option for a period of 30 days, exercisable in whole or in part from time to time, from the date of this prospectus supplement to purchase from us up to an additional 375,000 shares of common stock at the public offering price, less the underwriting discount. In addition, the selling stockholder has granted the underwriters the option for a period of 30 days from the date of this prospectus to purchase up to an additional 375,000 shares of our common stock from the selling stockholder at the public offering price less the underwriting discount.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of our common stock to purchasers on or about July 1, 2021 through book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers
Goldman Sachs & Co. LLC	Citigroup	Barclays
Joint Book-Runners
Credit Agricole CIB	Deutsche Bank Securities
Co-Managers
BNP PARIBAS	BofA Securities	Capital One Securities
Wells Fargo Securities	BTIG	HSBC
KeyBanc Capital Markets	MUFG	Scotiabank
Berenberg	Cowen	Oppenheimer & Co.
Raymond James	Stifel	WR Securities, LLC
The date of this prospectus supplement is June 29, 2021

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the common stock offered by this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” in this prospectus supplement.
We and the selling stockholder have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. We and the selling stockholder are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless the context otherwise requires or unless expressly stated otherwise, all references to the “Company,” “XPO,” “XPO Logistics,” “we,” “us” and “our” mean XPO Logistics, Inc., a Delaware corporation, and/or its subsidiaries. In this prospectus supplement, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States. Our consolidated financial statements incorporated by reference into this prospectus supplement do not account for the proposed spin-off of our Logistics segment. See “Prospectus Supplement Summary — Planned Spin-off of the Logistics Segment.”

FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus supplement, the risks discussed in our other filings with the SEC and the following:
•
economic conditions generally;

•
the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic;

•
our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands;

•
our ability to implement our cost and revenue initiatives;

•
our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies;

•
matters related to our intellectual property rights; fluctuations in currency exchange rates;

•
fuel price and fuel surcharge changes;

•
natural disasters, terrorist attacks or similar incidents;

•
risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our logistics segment, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all;

•
the impact of the proposed spin-off on the size and business diversity of our company;

•
the ability of the proposed spin-off to qualify for tax-free treatment for U.S. federal income tax purposes;

•
our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems;

•
our substantial indebtedness;

•
our ability to raise debt and equity capital;

•
fluctuations in fixed and floating interest rates;

•
our ability to maintain positive relationships with our network of third-party transportation providers;

•
our ability to attract and retain qualified drivers;

•
labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees;

•
litigation, including litigation related to alleged misclassification of independent contractors and securities class actions;

•
risks associated with our self-insured claims;

•
risks associated with defined benefit plans for our current and former employees; and

•
governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, each of which is incorporated by reference herein, could cause our results to differ materially from those expressed in forward-looking statements. In addition, there may be other risks and uncertainties that we are unable to identify or predict at this time or that we currently do not expect to have a material adverse effect on our business. All forward-looking statements set forth in this prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus supplement speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus supplement or incorporated by reference into this prospectus supplement, before making an investment decision.
The Company
XPO Logistics, Inc., together with its subsidiaries (“XPO” or “we”), provides cutting-edge supply chain solutions to the most successful companies in the world. The company is the second largest contract logistics provider and the second largest freight broker globally, and a top three less-than-truckload (“LTL”) provider in North America.
As of March 31, 2021, we had approximately 140,000 team members (comprised of approximately 108,000 full-time and part-time employees and 32,000 third-party, temporary workers), and 1,621 locations in 30 countries. We use our highly integrated network to help more than 50,000 customers operate their supply chains most efficiently.
We have two reporting segments, Transportation and Logistics, each with robust service offerings, leadership positions and growth prospects. In 2020, approximately 62% of our revenue came from Transportation, and the remaining 38% came from Logistics. Within each segment, we are positioned to capitalize on fast-growing areas of demand.
XPO was incorporated as a Delaware corporation in May 2000. Our common stock, par value $0.001 per share, is listed on the NYSE under the symbol “XPO.”
Transportation Segment Overview
Our Transportation segment primarily provides LTL and truck brokerage services in North America and Europe. Our largest service offering within the Transportation segment is LTL, which contributed 43% of 2020 segment revenue. We are a top three provider of LTL services in North America, and we have one of the largest LTL networks in Western Europe.
Our other primary service offering within the Transportation segment is truck brokerage. We are the second largest brokerage provider globally and the third largest brokerage provider in North America. As of March 31, 2021, we had truck brokerage relationships with approximately 81,000 independent carriers representing over 1,000,000 trucks. The results of our truck brokerage operations are included as part of our freight brokerage services, which include additional, asset-light services for expedite, intermodal and drayage.
Logistics Segment Overview
Our Logistics segment, which we sometimes refer to as supply chain, provides order fulfillment and other distribution services differentiated by our ability to deliver technology-enabled, customized solutions. Our logistics customers include many preeminent companies that benefit from our scale, digital capabilities, expertise and range of solutions. Many of these customers have long-tenured relationships with us, and frequently expand the scope and scale of the services we provide to them.
XPO is the second largest provider of contract logistics globally, with the largest outsourced e-commerce fulfillment platform in Europe, and a major platform for e-fulfillment in North America. As of March 31, 2021, we operated 210 million square feet (20 million square meters) of logistics warehouse space worldwide. Approximately 99 million square feet (9 million square meters) was located in North America; 104 million square feet (10 million square meters) was located in Europe; and 7 million square feet (1 million square meters) was located in Asia.
Our Logistics segment benefits from deep roots in the e-commerce sector, which continues to show strong, secular growth. Many of our e-commerce facilities also manage merchandise returns,

also known as reverse logistics. Before COVID-19, e-commerce was already growing globally at a double-digit rate, and that growth has accelerated as more consumers opt to purchase goods online. This level of growth makes it difficult for many companies to handle fulfillment and returns in-house while providing high levels of service. We provide solutions for pure-play e-commerce companies, omnichannel retailers and manufacturers with aftermarket distribution channels, including the merchandise returns that have become a significant byproduct of order fulfillment. See “— Planned Spin-off of the Logistics Segment” for the proposed spin-off of our Logistics segment.
Planned Spin-off of the Logistics Segment
In December 2020, we announced that our Board of Directors unanimously approved a plan to pursue a spin-off of 100% of our Logistics segment into a separate publicly traded company. The spin-off, which we intend to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes to XPO shareholders, would result in XPO shareholders owning stock in both companies. If completed, the spin-off will result in two separate public companies with clearly delineated service offerings. XPO will be a global provider of primarily less-than-truckload transportation and truck brokerage services, and GXO Logistics, Inc. (“GXO”), the planned spin-off, will be the second largest contract logistics provider in the world. Both companies’ stocks are expected to trade on the New York Stock Exchange, and we plan to consider a dual listing on the London Stock Exchange for GXO in due course.
The transaction is currently expected to be completed in the third quarter of 2021, subject to the satisfaction of various conditions. There can be no assurance that the spin-off will occur or, if it does occur, of its terms or timing.
Recent Developments
XPO and GXO have continued to progress the spin-off of XPO’s logistics segment, announcing various milestones in June 2021 including GXO’s public filing of a registration statement on Form 10 with the SEC, GXO’s pricing of an offering of $800 million of senior unsecured notes (which offering is expected to close on July 2, 2021, subject to customary closing conditions), and GXO’s entry into an $800 million senior unsecured revolving credit facility.
Principal Executive Office
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (855) 976-6951. We maintain a website at www.xpo.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus supplement and our website address is included as an inactive textual reference only. For further information regarding XPO, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

THE OFFERING
The following summary contains basic information about our common stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. For a more complete understanding of our common stock, you should read “Description of Common Stock” in the accompanying prospectus.
Issuer
XPO Logistics, Inc., a Delaware corporation
Shares of Our Common Stock Offered by Us
2,500,000 shares of our common stock (or 2,875,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).
Shares of Our Common Stock Offered by the Selling Stockholder .
2,500,000 shares of our common stock (or 2,875,000 shares of our common stock if the underwriters’ option to purchase additional shares from the selling stockholder is exercised in full).
Shares of Our Common Stock to be Outstanding Immediately After this Offering
114,224,708 shares of our common stock (or 114,599,708 shares of our common stock if the underwriters’ option to purchase additional shares from us is exercised in full).(1)
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions, will be approximately $335 million (or $385 million if the underwriters’ option to purchase additional shares from us is exercised in full). We expect to use the net proceeds from this offering to repay a portion of our outstanding borrowings and for general corporate purposes. We will not receive any of the proceeds from the sale of shares by the selling stockholder, including any shares the selling stockholder may sell pursuant to the underwriters’ option to purchase additional shares of our common stock.
NYSE Symbol
XPO
Risk Factors
Investing in our common stock involves risks. You should read carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, each of which is incorporated by reference herein, before making a decision to invest in our common stock.

(1)
Based on 111,724,708 shares of common stock outstanding as of June 24, 2021. The number of shares of common stock excludes 540,276 shares issuable upon the exercise of options outstanding as of June 24, 2021, 1,443,980 shares issuable upon the vesting of RSUs outstanding as of June 24, 2021, and 1,502,130 shares issuable upon the vesting of PSUs outstanding as of June 24, 2021.

RISK FACTORS
An investment in our common stock involves various risks, including those set forth below as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, each of which is incorporated by reference herein. You should carefully consider these risk factors, together with the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in shares of our common stock. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, and the risk factors incorporated by reference herein. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.
Risks Related to this Offering and our Common Stock
The market price and trading volume of our common stock may vary substantially.
The stock markets, including the NYSE, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus supplement and of our Annual Report on Form 10-K for the year ended December 31, 2020 and others such as:
•
the market reaction to the COVID-19 pandemic;

•
our operating performance and the performance of other similar companies;

•
actual or anticipated changes in our business strategy or prospects;

•
actual or anticipated variations in our quarterly operating results or dividends;

•
equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

•
our ability to successfully execute our growth strategy through acquisitions;

•
our ability to complete the proposed spin-off of our Logistics segment and the ability to qualify for tax-free treatment for U.S. federal income tax purposes;

•
the passage of legislation or other regulatory developments that adversely affect us or our business and operations;

•
changes in market valuations of similar companies;

•
additions to or departures of our key personnel;

•
actions by our stockholders;

•
adverse market reaction to any increased indebtedness we may incur in the future;

•
changes in accounting principles;

•
speculation in the press or investment community;

•
the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus; and

•
general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.
Common stock eligible for future sale may have adverse effects on our share price.
Sales of substantial amounts of our common stock into the public market, through this offering or otherwise, or the perception that such sales could occur, may adversely affect the market price of our common stock.
In addition, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.
Our common stock is subordinate to our existing and future indebtedness.
Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all our indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including in a liquidation of the Company.
Our chairman and chief executive officer beneficially owns a large portion of our common stock and has substantial control over us, which could limit other stockholders’ ability to influence the outcome of key transactions, including changes of control, and any sales of our common stock by Mr. Jacobs (or the perception that such sales may occur) could adversely impact the volume of trading, liquidity and market price of our common stock.
Under applicable SEC rules, our chairman and chief executive officer, Mr. Jacobs, beneficially owned approximately 16.12% of our outstanding common stock as of June 24, 2021. After this offering, Mr. Jacobs would beneficially own 13.21% of our outstanding common stock if the underwriters’ option to purchase up to an additional 750,000 shares is exercised, and 13.58% of our outstanding common stock if the underwriters’ option to purchase additional shares is not exercised. This concentration of share ownership may adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with concentrated stockholders. Mr. Jacobs can exert substantial influence over our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation, or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other stockholders. Additionally, significant fluctuations in the levels of ownership of our largest stockholders and our directors and officers (for example, if such persons decide to sell all or a portion of their shares), including shares beneficially owned by Mr. Jacobs, could adversely impact the volume of trading, liquidity and market price of our common stock.
Risks Related to the Proposed Spin-Off of Our Logistics Segment
The proposed spin-off of our logistics segment into a standalone, publicly traded company is subject to the final approval of our Board of Directors, contingent upon the satisfaction of a number of conditions, may not be completed on the currently contemplated timeline, or at all, and may not achieve the intended benefits.
In December 2020, we announced our intention to separate our logistics segment into a standalone, publicly traded company, which will be known as GXO Logistics, Inc. (“GXO”). The proposed separation is currently expected to be effected through a pro-rata distribution to our shareholders of all of the issued and outstanding shares of common stock of GXO. Completion of the proposed spin-off is subject to the final approval of our Board of Directors and the satisfaction of various customary conditions, including, among others, the receipt and the continuing validity of an opinion from outside counsel, satisfactory to the Board of Directors, regarding the qualification of the distribution (together with certain related transactions) as a “reorganization” within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), the effectiveness of a Form 10 registration statement that we intend to file with the SEC, the receipt by us of certain proceeds from financing arrangements that GXO has or intends to enter into in connection with the spin-off, the refinancing, if necessary, of our debt on terms satisfactory to our Board of Directors, the NYSE having approved for listing (subject to official notice of distribution) the shares of common stock of GXO that we intend to distribute to our shareholders, and no other event or development existing or having occurred that, in the judgment of our Board of Directors, in its sole and absolute discretion, makes it inadvisable to effect the spin-off or related transactions. The proposed spin-off is complex in nature, and unanticipated developments or changes, including changes in the law, the macroeconomic environment, competitive conditions of our markets, regulatory approvals or clearances, the uncertainty of the financial markets, and challenges in executing the separation, could delay or prevent the completion of the proposed spin-off, or cause the spin-off to occur on terms or conditions that are different or less favorable than expected, including, without limitation, the failure of the spin-off to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes to our shareholders.
Whether or not we complete the spin-off, our ongoing businesses may face material challenges in connection with the proposed spin-off, including, without limitation:
•
the diversion of our management’s attention from operating and growing our business as a result of the significant amount of our management’s time and effort required to execute the proposed spin-off;

•
foreseen and unforeseen costs and expenses that will be incurred in connection with the proposed spin-off, including accounting, tax, legal and other professional services costs as well as recruiting costs associated with hiring key senior management and personnel new to GXO;

•
retaining existing business and operational relationships, including with customers, suppliers and employees, as well as cultivating new business relationships; and

•
potential negative reactions from the financial markets if we fail to complete the spin-off as currently expected, within the anticipated time frame or at all.

Additionally, volatility in the world financial markets could increase borrowing costs or affect our ability to access the capital markets. Our ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products or in the solvency of our customers or suppliers or if there are other significantly unfavorable changes in economic conditions. These conditions may adversely affect our anticipated timeline to complete the spin-off and the expected benefits of the spin-off, including by increasing the time and expense involved in the spin-off. Other challenges associated with effectively executing the spin-off include attracting, retaining and motivating key management and employees during the pendency of the spin-off and following its completion; addressing any disruptions to our supply chain, manufacturing, sales and distribution, and other operations resulting from separating XPO into two independent companies; and separating XPO’s information systems.
Any of these factors could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or the price of our common stock. Furthermore, if the spin-off is completed, we cannot provide assurance that the spin-off will achieve the full strategic and financial benefits expected to result from the separation, nor can we provide assurance that each standalone company will be successful in meeting its objectives.
If the spin-off occurs, our financial and operational profile will change, and we will be a smaller, less diversified company than we are today.
A spin-off of our logistics segment will result in us being a smaller, less diversified company with a more concentrated area of focus. Following the proposed spin-off, we will be reliant on our remaining business units. As a result, we may become more vulnerable to changing market conditions and competitive pressures, which could have a material adverse effect on our business, financial condition and results of operations. The diversification of our revenues, costs and cash flows will diminish as a result of a spin-off, such that our results of operations, cash flows, working capital, effective tax rate and financing requirements may be subject to increased volatility and our ability to fund capital expenditures, investments and service our debt may be diminished. We may also incur ongoing costs and retain certain liabilities that were previously allocated to entities that were spun off. Those costs may exceed our estimates or could diminish the benefits we expect to realize. Our consolidated financial statements incorporated by reference into this prospectus supplement do not account for the proposed spin-off of our Logistics segment, and as such, are not representative of results of operations and financial condition of our Logistics segment as a standalone business or of our business after such spin-off. There can be no assurance that the combined value of the common stock of the two publicly traded companies following the completion of the proposed spin-off will be equal to or greater than what the value of our common stock would have been had the spin-off not occurred.

USE OF PROCEEDS
We estimate that the net proceeds from this offering (which would not include any proceeds related to shares sold by the selling shareholder), after deducting the underwriting discount and commissions, will be approximately $335 million (or $385 million if the underwriters’ option to purchase additional shares from us is exercised in full). We expect to use the net proceeds from this offering to repay a portion of our outstanding borrowings and for general corporate purposes.
We will not receive any of the proceeds from the sale of shares by the selling stockholder, including any shares the selling stockholder may sell pursuant to the underwriters’ option to purchase additional shares of our common stock. The selling shareholder will receive all of the proceeds from the sale of shares offered by the selling shareholder hereby. We have agreed to share equally with the selling shareholder all costs, underwriting discounts and commissions and/or similar charges incurred in connection with the offering.

SELLING STOCKHOLDER
The following table sets forth certain information with respect to the selling stockholder’s beneficial ownership of our common stock as of June 24, 2021 and as adjusted to reflect the sale of shares of our common stock in this offering.
The following table assumes:
•
111,724,708 shares of common stock outstanding immediately prior to the completion of this offering; and

•
114,599,708 shares of common stock outstanding immediately after the completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (1) the exercise of any option or warrant, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Except as otherwise indicated in the footnote to the following table, to our knowledge the person listed below has sole voting and investment power with respect to the shares beneficially owned by it, subject to applicable community property laws.(1)
Name of Selling Stockholder	Shares Owned Prior to this Offering		Shares Being Offered in this Offering (No exercise of option)	Shares Being Offered in this Offering (Full Exercise of option)	Shares Beneficially Owned After this Offering (No Exercise of option)		Shares Beneficially Owned After this Offering (Full exercise of option)
	Number	%			Number	%	Number	%
Jacobs Private Equity, LLC	18,008,201	16.12	2,500,000	2,875,000	15,508,201	13.58	15,133,201	13.21

(1)
Bradley S. Jacobs is the sole managing member of Jacobs Private Equity, LLC. As such, Bradley S. Jacobs may be deemed to have or share beneficial ownership of the shares held directly by Jacobs Private Equity, LLC. The address of Jacobs Private Equity, LLC is 350 Round Hill Road, Greenwich, CT 06831.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations of the ownership and disposition of shares of our common stock applicable to a non-U.S. holder (as defined below) who acquires such shares in this offering and holds such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder and administrative rulings of the Internal Revenue Service and court decisions, each as in effect as of the date hereof. All of these authorities are subject to change and differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.
For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a person treated as a partner therein will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction and holders who own or have owned (directly, indirectly or constructively) five percent or more of our common stock (by vote or value)). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto), any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX

CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Dividends
In general, subject to the discussion below regarding “effectively connected” dividends, the gross amount of any distributions we make to a non-U.S. holder with respect to its shares of our common stock will be subject to U.S. withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for an exemption from, or a reduced rate of, such withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such exemption or reduced rate. A distribution with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and then, to the extent it exceeds the non-U.S. holder’s adjusted basis in its shares of our common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described below under “— Gain on Sale or Other Disposition of our Common Stock.” In order to claim a reduced rate of withholding, non-U.S. holders will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying their entitlement to benefits under a treaty.
Dividends we pay with respect to our common stock to a non-U.S. holder that are effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (or, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base of such non-U.S. holder in the United States) generally will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. Dividends received by a non-U.S. holder that is a corporation and that are effectively connected with its conduct of trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain on Sale or Other Disposition of Our Common Stock
In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:
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the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder; or

•
the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

Gain that is effectively connected with the conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates applicable to United States persons (within the meaning of the Code). If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain.
An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.

Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information also may be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.
A non-U.S. holder generally will be subject to backup withholding (currently at a rate of 24%) on dividends paid with respect to such non-U.S. holder’s shares of our common stock unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).
Information reporting and backup withholding generally is not required with respect to any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS, and may also be required to backup withhold on such proceeds unless such non-U.S. holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker with certain specified connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING
We, the selling stockholder and the underwriters named below, for whom Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as representatives, have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of common stock from us and the selling stockholder indicated in the following table.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC	1,351,000
Citigroup Global Markets Inc.	950,000
Barclays Capital Inc.	710,000
Credit Agricole Securities (USA) Inc.	503,454
Deutsche Bank Securities Inc.	241,546
BNP Paribas Securities Corp.	122,000
BofA Securities, Inc.	122,000
Capital One Securities, Inc.	122,000
Wells Fargo Securities, LLC	122,000
BTIG, LLC	78,000
HSBC Securities (USA) Inc.	78,000
KeyBanc Capital Markets Inc.	78,000
MUFG Securities Americas Inc.	78,000
Scotia Capital (USA) Inc.	78,000
Berenberg Capital Markets LLC	61,000
Cowen and Company, LLC	61,000
Oppenheimer & Co. Inc.	61,000
Raymond James & Associates, Inc.	61,000
Stifel, Nicolaus & Company, Incorporated	61,000
Wolfe Capital Markets and Advisory	61,000
Total	5,000,000
The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares of common stock covered by the option to purchase additional shares described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 375,000 shares of common stock from us. They may exercise that option for 30 days from the date of this prospectus supplement. In addition, the underwriters have an option to buy up to an additional 375,000 shares of common stock from the selling stockholder. If any shares of common stock are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us and the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 375,000 additional shares from us and 375,000 shares from the selling stockholder.
	No Exercise	Full Exercise
Per Share:
By us	$4.14	$4.14
By the selling stockholder	$4.14	$4.14

	No Exercise	Full Exercise
Total:
By us	$334,650,000	$384,847,500
By the selling stockholder	$334,650,000	$384,847,500
Shares of common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount of up to $4.14 per share from the public offering price. After the initial offering of the shares of common stock, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We and the selling stockholder have agreed that, without the prior written consent of Goldman Sachs & Co. LLC, for a period of 60 days after the date of this prospectus supplement, neither we nor the selling stockholder or its beneficial owner, Brad Jacobs, will offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise, or file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, except (i) issuance of the shares of common stock being offered in this offering, (ii) issuances of shares of common stock upon the exercise of an option or warrant or the conversion of or exchange for a security outstanding on the date of this prospectus supplement, (iii) issuances to a third party or a group of third parties of common stock or securities convertible into or exercisable or exchangeable for common stock in connection with a merger, acquisition or other strategic or commercial relationship, provided that such party or parties agree to the same “lock-up” restrictions discussed above and the term of such restrictions shall not expire prior to the expiration of the “lock-up” period described in this paragraph, (iv) issuances of shares of common stock or options to purchase common stock granted pursuant to existing employee benefit plans, (v) issuances of shares of common stock or options to purchase common stock granted pursuant to existing nonemployee director stock plans, (vi) the filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date of this prospectus supplement, (vii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of common stock during the “lock-up” period described in this paragraph and no public announcement or filing under the Exchange Act is required or voluntarily made by or on behalf of us and (viii) the spinoff of our Logistics segment to our stockholders.
Our officers and directors have agreed that, without the prior written consent of Goldman Sachs & Co. LLC, for a period of 60 days after the date of this prospectus supplement (other than as described above), they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock or enter any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, except (i) transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift, provided that each donee agrees to the same “lock-up” restrictions described above and no filing under Section 16(a) of the Exchange Act will be required or voluntarily made during the restricted period, (ii) distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to limited partners, members or stockholders, provided that each distributee agrees to the same “lock-up” restrictions described above, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of common stock during the restricted period and no public announcement or filing under the Exchange

Act is required or voluntarily made by or on behalf of us, our officers or our directors, (iv) transfers or sales of shares of common stock pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this prospectus supplement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1 and (v) the conversion, exercise or exchange of options to purchase shares of common stock, warrants or any security convertible into shares of common stock, provided that any securities received upon such conversion, exercise or exchange shall remain subject to the “lock-up” restrictions described above; provided that if a director ceases to be a director of the company, the foregoing restrictions will not apply.
Following the closing of the offering, the selling stockholder, Jacobs Private Equity, LLC, an affiliateof Brad Jacobs, intends to terminate its existing 10b5-1 plan.
Our common stock is traded on the NYSE under the trading symbol “XPO.”
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $3,000,000.
We and the selling stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses including advising us on the proposed spin-off of our Logistics segment. Affiliates of certain of the underwriters are lenders under one or more of our credit agreements and certain of the underwriters and/or their affiliates may hold positions in our borrowings and therefore may receive a portion of the net proceeds of this offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the securities must observe such Australian on-sale restrictions.
This document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The securities offered in this prospectus supplement may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

•
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of securities shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)), pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
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to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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where no consideration is or will be given for the transfer;

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where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

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specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA — The securities shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, documents filed with the SEC by us will be available free of charge by accessing our website at www.investors.xpo.com under the heading Financial Information, or, alternatively, by directing a request by mail or telephone to XPO Logistics at Five American Lane, Greenwich, Connecticut 06831, (855) 976-6951. The web addresses of the SEC and XPO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement. We also furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.
We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information.
We are “incorporating by reference” into this prospectus supplement the following documents that we have filed with the SEC, and our future filings with the SEC (other than information furnished and not filed, including under Item 2.02 or 7.01, in Current Reports on Form 8-K) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 12, 2021;

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Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed with the SEC on May 4, 2021;

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Current Reports on Form 8-K filed with the SEC on January 25, 2021, March 3, 2021, May 14, 2021, June 17, 2021 and June 23, 2021;

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Definitive Proxy Statement on Schedule 14A, filed on April 13, 2021 (solely those portions that were incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020); and

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Description of Common Stock (incorporated herein by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2020), including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference but not delivered with the prospectus supplement. You can obtain free copies of such documents if you call us at (855) 976-6951 or write us at the following address:
XPO Logistics, Inc.
Five American Lane
Greenwich, CT 06831
Attention: Secretary
You may also visit our website at www.investors.xpo.com under the heading Financial Information for free copies of any such document.
This prospectus supplement and the accompanying prospectus or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

LEGAL MATTERS
Certain matters with respect to the validity of the securities offered by us pursuant to this prospectus supplement will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the selling stockholder by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements of XPO Logistics, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the Company’s method for accounting for leases.

PROSPECTUS
XPO Logistics, Inc.
Five American Lane
Greenwich, Connecticut 06831
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell to the public from time to time, in one or more series or issuances:
•
Common Stock;

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Preferred Stock;

•
Debt Securities;

•
Warrants; and

•
Units.

The Preferred Stock, Debt Securities and Warrants may be convertible or exercisable or exchangeable for Common Stock, Preferred Stock or other securities. The Debt Securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries.
When we offer securities pursuant to this prospectus, we will provide specific terms of the offering, the manner in which the securities will be offered and material tax considerations pertaining to an investment in the securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.
Investing in our securities involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 4, and in any prospectus supplement, carefully before you invest. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.
The shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “XPO.” Other than for shares of Common Stock, there is no market for the other securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 2, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement (the “registration statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Company may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “XPO,” “we,” “us” and “our” mean XPO Logistics, Inc., a Delaware corporation, and/or its subsidiaries; (ii) “securities” means, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Units; (iii) “Common Stock” means shares of common stock of the Company, par value $0.001 per share; (iv) “Preferred Stock” means shares of preferred stock of the Company, par value $0.001 per share; (v) “Debt Securities” means the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Warrants” means warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates and (vii) “Units” means units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by us. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus, the risks discussed in our other filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks or similar incidents; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our logistics segment, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off on the size and business diversity of our company; the ability of the proposed spin-off to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

PROSPECTUS SUMMARY
The Company
XPO Logistics, Inc., together with its subsidiaries (“XPO” or “we”), provides cutting-edge supply chain solutions to the most successful companies in the world. The company is the second largest contract logistics provider and the second largest freight broker globally, and a top three less-than-truckload (“LTL”) provider in North America. XPO was incorporated as a Delaware corporation in May 2000.
As of December 31, 2020, we had approximately 102,000 employees and 1,523 locations in 30 countries, with substantially all of our services operating under the single brand of XPO Logistics. In January 2021, we acquired the majority of the logistics operations of Kuehne + Nagel in the U.K. and Ireland, which increased our location count to 1,629 and our number of employees to approximately 108,000. We use our highly integrated network to help more than 50,000 customers operate their supply chains most efficiently.
We have two reporting segments, Transportation and Logistics, each with robust service offerings, leadership positions and growth prospects. In 2020, approximately 62% of our revenue came from Transportation, and the remaining 38% came from Logistics. Within each segment, we are positioned to capitalize on fast-growing areas of demand.
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (855) 976-6951. We maintain a website at www.xpo.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus and our website address is included as an inactive textual reference only. Our stock is listed on the NYSE under the symbol “XPO.” For further information regarding XPO Logistics, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”
Transportation Segment Overview
Our Transportation segment primarily provides LTL and truck brokerage services in North America and Europe. Our largest service offering within the Transportation segment is LTL, which contributed 43% of 2020 segment revenue. We are a top three provider of LTL services in North America, and we have one of the largest LTL networks in Western Europe.
Our other primary service offering within the Transportation segment is truck brokerage. We are the second largest brokerage provider globally and the third largest brokerage provider in North America. As of December 31, 2020, we had truck brokerage relationships with approximately 75,000 independent carriers representing over 1,000,000 trucks. The results of our truck brokerage operations are included as part of our freight brokerage services, which include additional, asset-light services for expedite, intermodal and drayage.
Logistics Segment Overview
Our Logistics segment, which we sometimes refer to as supply chain, provides order fulfillment and other distribution services differentiated by our ability to deliver technology-enabled, customized solutions. Our logistics customers include many preeminent companies that benefit from our scale, digital capabilities, expertise and range of solutions. Many of these customers have long-tenured relationships with us, and frequently expand the scope and scale of the services we provide to them.
XPO is the second largest provider of contract logistics globally, with the largest outsourced e-commerce fulfillment platform in Europe, and a major platform for e-fulfillment in North America. As of December 31, 2020, we operated 205 million square feet (19 million square meters) of logistics warehouse space worldwide. Approximately 101 million square feet (9 million square meters) was located in North America; 96 million square feet (9 million square meters) was located in Europe; and 8 million square feet (1 million square meters) was located in Asia. Our January 2021 acquisition of Kuehne + Nagel logistics sites in the U.K. and Ireland increased our global facility space to 212 million square feet (20 million square meters).
Our Logistics segment benefits from deep roots in the e-commerce sector, which continues to show strong, secular growth. Many of our e-commerce facilities also manage merchandise returns, also known as reverse logistics. Before COVID-19, e-commerce was already growing globally at a double-digit rate, and that growth has accelerated as more consumers opt to purchase goods online. This level of growth makes it difficult for many companies to handle fulfillment and returns in-house while providing high levels of service. We provide solutions for pure-play e-commerce companies, omnichannel retailers and manufacturers with aftermarket distribution channels, including the merchandise returns that have become a significant byproduct of order fulfillment.
Planned Spin-off of the Logistics Segment
In December 2020, we announced that our Board of Directors unanimously approved a plan to pursue a spin-off of 100% of our Logistics segment into a separate publicly traded company. The spin-off, which we intend to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes to XPO shareholders, would result in XPO shareholders owning stock in both companies. If completed, the spin-off will result in two separate public companies with clearly delineated service offerings. XPO will be a global provider of primarily less-than-truckload transportation and truck brokerage services, and the spun-off company will be the second largest contract logistics provider in the world. Both companies’ stocks are expected to trade on the New York Stock Exchange, and we plan to consider a dual listing on the London Stock Exchange for the spun-off company in due course.
The transaction is currently expected to be completed in the second half of 2021, subject to the satisfaction of various conditions. There can be no assurance that the spin-off will occur or, if it does occur, of its terms or timing.
The Offering
Under this prospectus, the Company may offer and sell to the public in one or more series or issuances of Common Stock, Preferred Stock, Debt Securities, Warrants and Units.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and in any related prospectus supplement, and in the other documents that are incorporated by reference in this prospectus and any prospectus supplement for your securities. For more information, see “Where You Can Find More Information.”
Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS
Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the Common Stock, Preferred Stock, Debt Securities, Warrants and Units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following is a description of the material terms of the Common Stock, as well as other material terms of our Amended and Restated Certificate of Incorporation, as amended (the “Company Certificate”), and our 2nd Amended and Restated Bylaws (the “Bylaws”). This description is only a summary. You should read it together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.
General
We currently have 300,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 111,675,876 shares were issued and outstanding as of March 31, 2021. As of March 31, 2021, 5,714 shares of Common Stock were reserved for issuance in connection with the Series A Preferred Stock.
Other than as described in this prospectus or any applicable prospectus supplement, no stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no stockholder has any right to convert Common Stock into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All of the outstanding shares of Common Stock are fully paid and non-assessable. Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor and, upon liquidation, to a pro rata share in any distribution to stockholders.
Pursuant to Delaware law and the Company Certificate, our Board of Directors by resolution may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, such rights and preferences being senior to the rights of holders of Common Stock. Other than the Series A Preferred Stock, no shares of Preferred Stock are currently outstanding.
Voting and Other Rights
Each share of Common Stock entitles the holder thereof to one vote on all matters upon which stockholders are permitted to vote. Except as otherwise required by law, whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.
The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our Common Stock (including those that would be issued if all of our outstanding Series A Preferred Stock had converted into shares of our Common Stock as of the record sate) at the meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, the Bylaws require that such person must promptly tender his or her resignation to our Board of Directors. Once an election is determined to be a contested election, directors shall be elected by a plurality of the votes cast at the meeting at which a quorum is present.
Provisions of Delaware Law, the Company Certificate, Bylaws and Other Relevant Documents
Provisions of the Delaware General Corporation Law (the “DGCL”), the Company Certificate, the Bylaws and other relevant documents described below could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute.   We have elected to be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.
No Cumulative Voting.   The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company Certificate prohibits cumulative voting.
Limitation of Liability and Indemnification of Officers and Directors.   The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. The Company Certificate and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. The Company Certificate and Bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect the Company and our directors, officers, employees and agents from certain liabilities.
The limitation of liability and indemnification provisions in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Except as set forth in the Company’s periodic reports as incorporated herein by reference, there is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.
Authorized but Unissued Shares of Common Stock.   Our authorized but unissued shares of Common Stock will be available for future issuance without approval by the holders of Common Stock. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Undesignated Preferred Stock.   Our Company Certificate and Bylaws authorize 10,000,000 shares of undesignated Preferred Stock. As a result, our Board of Directors may, without the approval of holders of Common Stock, issue shares of Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Investment Agreement.   Under the terms of an Investment Agreement, dated June 13, 2011 (the “Investment Agreement”), by and among Jacobs Private Equity, LLC (“JPE”), the other investors party thereto (collectively with JPE, the “Investors”), and the Company, JPE has the right to designate certain percentages of the nominees for our Board of Directors so long as JPE owns securities (including preferred stock convertible into, or warrants exercisable for, Common Stock) representing specified percentages of the total voting power of our capital stock on a fully-diluted basis. JPE does not currently own securities representing the required voting power to qualify for the right to designate nominees for our Board of Directors. The foregoing rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of the Company. JPE is controlled by Brad Jacobs, our chairman and chief executive officer. The Investment Agreement and the terms contemplated therein were approved by our stockholders at a special meeting on September 1, 2011.
Exclusive Forum.   Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Company or any current or former director or officer or other employee or agent of the Company that is governed by the internal affairs doctrine of the State of Delaware, or (v) any action asserting an “internal corporate claim” as the term is defined in Section 115 of the DGCL shall be the Delaware Court of Chancery located within the State of Delaware (or if the Delaware Court of Chancery in the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware). Section 27 of the Securities Exchange Act provides for exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as such the exclusive jurisdiction clauses set forth above would not apply to such suits. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such the exclusive jurisdiction clauses set forth above would not apply to such suits.
Amendments to Organizational Documents
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws.
Listing
Our Common Stock is listed on the NYSE under the trading symbol “XPO.”
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the Preferred Stock we may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock.
We currently have 10,000,000 authorized shares of Preferred Stock, par value $0.001 per share, of which 40 shares of our Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) were issued and outstanding as of March 31, 2021. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.
Pursuant to Delaware law and the Company Certificate, our Board of Directors by resolution may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The Preferred Stock may be convertible into or exchangeable for Common Stock, Preferred Stock or other securities.
The Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
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the number of shares constituting such series;

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the designation of such series;

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the voting powers, if any, of the shares of such series; and

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the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock and will contain a discussion of any material U.S. federal income tax considerations applicable to such series of Preferred Stock.
On September 2, 2011, pursuant to an Investment Agreement, dated as of June 13, 2011, by and among Jacobs Private Equity, LLC (“JPE”), the other investors party thereto (including by joinders thereto) (collectively with JPE, the “Investors”) and the Company, the Company issued to the Investors, for $75,000,000 in cash: (i) an aggregate of 75,000 shares of Series A Preferred Stock, initially convertible into an aggregate of 10,714,286 shares of Common Stock, and (ii) warrants initially exercisable for an aggregate of 10,714,286 shares of Common Stock at an initial exercise price of $7.00 per share.
The Series A Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate liquidation preference of $40,000 as of March 31, 2021. The Preferred Stock is convertible at any time, in whole or in part and from time to time, at the option of the holder thereof into a number of shares of Common Stock equal to the then-applicable liquidation preference divided by the conversion price, which initially was $7.00 per share of Common Stock (subject to customary anti-dilution adjustments). The Series A Preferred Stock pays quarterly cash dividends equal to the greater of (i) the “as-converted” dividends on the underlying Common Stock for the relevant quarter and (ii) 4% of the then-applicable liquidation preference per annum. Accrued and unpaid dividends for any quarter will accrete to liquidation preference for all purposes. No dividends or other distributions (other than a stock dividend or distribution and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, Common Stock or any Preferred Stock ranking on a parity with, or junior to, the Series A Preferred Stock, nor may any parity stock or junior stock be redeemed, purchased or otherwise acquired for any consideration, unless all accrued and unpaid dividends shall have been or contemporaneously are declared and paid on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. The Series A Preferred Stock is not redeemable or subject to any required offer to purchase, and votes together with the Common Stock on an “as-converted” basis on all matters, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of shares of Series A Preferred Stock.

DESCRIPTION OF DEBT SECURITIES
We may issue Debt Securities under one or more indentures or supplemental indentures between us and the trustee identified in the applicable prospectus supplement. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the Debt Securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indenture(s) or supplemental indenture(s) and are not complete, and the terms of any Debt Securities offered under a prospectus supplement may differ from the terms described below. We will file a copy of the indenture(s) and/or supplemental indenture(s), as applicable, with the SEC at or before the time of the offering of the applicable series of Debt Securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the Debt Securities.
General
We may issue Debt Securities that rank “senior” or “subordinated.” The Debt Securities referred to as “senior securities” will be direct obligations of the Company and will rank equally and ratably in right of payment with other indebtedness of the Company that is not subordinated. We may issue Debt Securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable indenture or supplemental indenture and prospectus supplement, and may rank equally and ratably with any other subordinated notes and any other subordinated indebtedness. We refer to these Debt Securities as “subordinated securities.”
The Company may issue the Debt Securities under this prospectus, in one or more series, in each case as we may establish in one or more indentures or supplemental indentures. The Debt Securities may be convertible or exchangeable for Common Stock, Preferred Stock or other securities. The Debt Securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries. The Company need not issue all Debt Securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.
Our rights and the rights of our creditors (including the holders of our Debt Securities) and stockholders to participate in distributions by any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that a creditor may have the benefit of a guarantee from that subsidiary or we may ourselves be a creditor with recognized claims against that subsidiary.
We anticipate that any indenture will provide that the Company may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of the Debt Securities. Any trustee under any indenture may resign or be removed with respect to one or more series of the Debt Securities, and the Company may appoint a successor trustee to act with respect to that series.
The applicable prospectus supplement will describe the specific terms relating to the series of the Debt Securities the Company will offer, including, to the extent applicable, the following:
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the title and series designation of the Debt Securities and whether they are senior securities or subordinated securities;

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the aggregate principal amount of the Debt Securities and any limit upon such principal amount;

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the percentage of the principal amount at which the Company will issue the Debt Securities and, if other than the principal amount of the Debt Securities, the portion of the principal amount of the Debt Securities payable upon maturity of the Debt Securities;

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if convertible, the number of debt securities or shares of any class, classes or series into which the Debt Securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the Debt Securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the Debt Securities, restrictions on conversion and any other terms governing such conversion;

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the stated maturity date of the Debt Securities;

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any fixed, variable or pay-in-kind interest rate or rates per annum or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option;

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the place where principal, premium, if any, and interest or any additional amounts, if any, will be payable and where the Debt Securities can be surrendered for payment;

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any rights affecting the transfer, exchange or conversion of the Debt Securities;

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the dates from which interest, if any, may accrue and any interest payment dates and regular record dates or the method by which such date or dates will be determined;

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any sinking fund requirements;

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any provisions for redemption, including the redemption price, terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, and any remarketing arrangements;

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whether the Debt Securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies and, if the Debt Securities are denominated in a foreign currency, certain other terms relating to the Debt Securities;

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the events of default and covenants of such Debt Securities;

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whether the Company will issue the Debt Securities in certificated or book-entry form;

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whether the Debt Securities will be in registered or bearer form and, if in registered form, the denominations if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

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whether the Company will issue any of the Debt Securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual Debt Securities represented by the global security;

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whether the Company will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the Debt Securities instead of making this payment;

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the subordination provisions, if any, relating to the Debt Securities;

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the provision, if any, of annual and/or quarterly financial information to the holders of the Debt Securities;

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a discussion of any material U.S. federal income tax law considerations;

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the remedies for holders of Debt Securities;

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the right to make any changes to the indenture(s) or the terms of the Debt Securities by the Company and what approval, if any, will be required from the holders of the Debt Securities;

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the provisions for voting on any changes to the indenture(s) or the terms of the Debt Securities;

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the requirements for the Company to discharge, to defease or to covenant defease the Debt Securities;

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any restrictive covenants; and

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any other specific terms of the Debt Securities, including any other deletions from or modifications or additions to the applicable indenture in respect of the Debt Securities.

The Company may issue Debt Securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities. The Company may also issue Debt Securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will be amended to include such guarantees prior to such offering.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the Company will issue the Debt Securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the Company will pay the interest and principal and any premium at the corporate trust office of the trustee. At the Company’s option, however, the Company may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.
If the Company does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:
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to the person in whose name the Debt Security is registered at the close of business on a special record date the applicable trustee will fix; or

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in any other lawful manner, all as the applicable indenture or supplemental indenture describes.

You may exchange or transfer Debt Securities at the office of the applicable trustee. The trustee acts as the Company’s agent for registering Debt Securities in the names of holders and transferring Debt Securities. The Company may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.
You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Global Securities
If so set forth in the applicable prospectus supplement, the Company may issue the Debt Securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. The Company may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of Debt Securities will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
We currently have no Warrants outstanding that are exercisable for shares of our Common Stock, shares of our Preferred Stock or our Debt Securities as of March 31, 2021.
The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:
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the title of such Warrants;

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the offering price for such Warrants, if any;

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the aggregate number of such Warrants;

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the designation and terms of the securities purchasable upon exercise of such Warrants;

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if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

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if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;

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the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;

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whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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the anti-dilution provisions of such Warrants, if any;

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the redemption or call provisions, if any, applicable to such Warrants; and

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any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF UNITS
We may issue Units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants.
The prospectus supplement relating to a particular issue of Units will describe the terms of such Units, including the following:
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the terms of the Units and of any of our Common Stock, Preferred Stock, Debt Securities or Warrants comprising the Units, including whether and under what circumstances the securities comprising the Units may be traded separately;

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a description of the terms of any Unit agreement governing the Units;

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a description of the provisions for the payment, settlement, transfer or exchange of the Units; and

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if applicable, a discussion of any material U.S. federal income tax considerations.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and applicable prospectus supplements:
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to or through underwriters or through dealers;

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in short or long transactions;

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through agents;

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directly to purchasers; or

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through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to an offering of securities will set forth:
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the offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities being offered and the proceeds to us, if any, from such sale;

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any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

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in the case of the Debt Securities, the interest rate, maturity and redemption provisions;

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details regarding overallotment options under which underwriters may purchase additional securities from us, if any;

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the securities exchanges on which the securities may be listed, if any; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE:
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at a fixed price or prices that may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or such institutions thereunder.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Delaware law and the Company Certificate. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business, for which they receive compensation. However, any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on the NYSE. We may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, documents filed with the SEC by us will be available free of charge by accessing our website at www.investors.xpo.com under the heading Financial Information, or, alternatively, by directing a request by mail or telephone to XPO Logistics at Five American Lane, Greenwich, Connecticut 06831, (855) 976-6951. The web addresses of the SEC and XPO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those web sites is not part of this prospectus.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC (other than information furnished and not filed under Item 2.02 or 7.01 in current reports on Form 8-K) will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 12, 2021;

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Current Reports on Form 8-K filed with the SEC on January 25, 2021 and March 3, 2021;

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Our Definitive Proxy Statement on Schedule 14A, filed on April 21, 2020 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

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Description of Common Stock (incorporated herein by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2020), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the following address:
XPO Logistics, Inc.
Five American Lane
Greenwich, CT 06831
Attention: Secretary
Telephone: (855) 976-6951
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Unless otherwise specified in any prospectus supplement, certain matters with respect to the validity of the offered securities will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements of XPO Logistics, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the Company’s method for accounting for leases.

Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLCCitigroupBarclays
Joint Book-Runners
Credit Agricole CIB	Deutsche Bank Securities
Co-Managers
BNP PARIBAS	BofA Securities	Capital One Securities
Wells Fargo Securities	BTIG	HSBC
KeyBanc Capital Markets	MUFG	Scotiabank
Berenberg	Cowen	Oppenheimer & Co.
Raymond James	Stifel	WR Securities, LLC

June 29, 2021